UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2016

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CROWD SHARES AFTERMARKET, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-52769	26-0295367
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3901 Main Street, #605A, Flushing, NY 11354

(Address of Principal Executive Office) (Zip Code)

(718) 371-9166

(Registrant’s telephone number, including area code)

John B. Lowy, Esq.

645 Fifth Avenue, Suite 400, New York, NY 10022

(212) 371-7799

(Name, Address and Telephone Number of Person Authorized to Receive

Notice and Communications on Behalf of the Person(s) Filing Statement)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 29, 2016, Mr. Qingxi Meng, the Registrant’s largest shareholder and until that date the Registrant’s sole director and officer: (a) appointed Ms. Yingchuan (“Shelley”) Wang to the Board of Directors; (b) appointed Ms. Wang to the executive position of Registrant’s Chief Operating Officer; and (c) resigned as the Registrant’s Chief Financial Officer and appointed Ms. Wang to the position of CFO.

Ms. Wang, age 48, has been Managing Partner of Eagle Capital USA LLC, a licensed commercial mortgage broker in the State of New York, for more than the past two years. Since June, 2010, she has been manager of Eagle Advance USA, Inc., which is engaged in the international cultural exchange business. Ms. Wang has not been convicted in a criminal proceeding, and has not been a party to any civil proceeding by a judicial or administrative body of competent jurisdiction.

As previously reported, Ms. Wang owns 8,000,000 common shares of the Registrant, representing approximately 35.5% of the Registrant’s 22,564,000 issued and outstanding shares.

Ms. Wang has no material plan, contract or arrangement (written or not written) to which she is a party, or in which she participates, that is entered into, or a material amendment, in connection with the triggering event or any grant or award to her, or modification thereto, under any such plan, contract or arrangement in connection with any such event.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROWD SHARES AFTERMARKET, INC.

August 4, 2016	By:	/s/Qingxi Meng
Qingxi Meng, CEO